UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 25, 2016

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated July 25, 2016, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•	Portions of the 1st paragraph relating to sales for the second quarter of 2016

•	The 2nd paragraph (consisting of a table) relating to sales for the second quarter and the first six months of 2016

•	Portions of the 3rd paragraph relating to sales of European Operations for the second quarter of 2016

•	Portions of the 4th paragraph relating to sales of United States Operations for the second quarter of 2016

Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated July 25, 2016, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	The last sentence of the 1st paragraph relating to the plans to issue results for the second quarter of 2016 on or about August 9, 2016

•	Portions of the 3rd paragraph relating to the anticipated Lanvin fall product launch

•	Portions of the 4th paragraph relating to continued international rollout of first Abercrombie & Fitch and Hollister scents

•	The 5th paragraph relating to anticipated Coach and other product launches

•	The 6th paragraph relating to 2016 guidance

•	The 8th paragraph relating to forward looking information

•	The balance of such press release not otherwise incorporated by reference in Item 2.02

Item 9.01 Financial Statements and Exhibits.

•	99.1 Our press release dated July 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 25, 2016

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President